SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D. C. 20549
                                  ________________

                                      Form 8-K

                                   CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15 (d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



                DATE OF EARLIEST EVENT REPORTED:  JULY 1, 1997



                              ATWOOD OCEANICS, INC.
             (Exact name of registrant as specified in its charter)



                         COMMISSION FILE NUMBER 0-6352


     TEXAS                                 74-1611874
(State or other jurisdiction of     (I.R.S. Employer Identification
No.)
 incorporation or organization)


  15835 Park Ten Place Drive                           77084
       Houston, Texas                               (Zip Code)
(Address of principal executive offices


             Registrant's telephone number, including area code:
                                 281-492-2929

                               _______________




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                                    PAGE 2

ITEM 5.  OTHER EVENTS

         On July 1, 1997, Atwood Oceanics, Inc. (the "Company") announced that Shell Philippines Exploration B.V., pursuant to an Offshore Drilling Contract dated January 29, 1997 between Occidental Philippines, Inc. and Atwood Oceanics Pacific Limited (a wholly owned subsidiary of the Company) gave notice to extend drilling operations for the ATWOOD FALCON for three years beyond its current commitment of a two well drilling program which is currently expected to commence in the fourth quarter of 1997. This contract extension provides for the rig to be upgraded to 3500 feet water depth capacity and to commence operation in the Philippines, which the Company anticiaptes to be in the fourth quarter of 1998, following completion of the inital two well program and the upgrade. The Company expects to spend approximately $50 million for the upgrade. This contract should produce gross revenues of approximately $125 million, including mobilization fees.



                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ATWOOD OCEANICS, INC.
                                           (Registrant)



                                           James M. Holland
                                           Senior Vice President

                                           Date:  10 July 1997

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